UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2007
BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2007, the Compensation Committee (the “Committee”) of the BlueLinx Holdings Inc. (the “Company”) Board of Directors approved the following annual base salary levels for the following named executive officers:

David Dalton, Senior Vice President, West	$ 257,000
Steven Skinner, Senior Vice President, Industrials	$ 255,000
The annual base salary level for Stephen Macadam, the Company’s Chief Executive Officer, was previously set at $750,000 for 2007 in his employment agreement with the Company. The annual base salary level for Lynn Wentworth, the Company’s Chief Financial Officer, was previously set at $400,000 for 2007 in her employment agreement with the Company. As previously disclosed, on February 23, 2007, the Committee approved an annual base salary level of $450,000 for George Judd, the Company’s President and Chief Operating Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Barbara V. Tinsley
Barbara V. Tinsley
Senior Vice President, General Counsel & Secretary

Dated: June 4, 2007